Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

AS OF 10/31/2012 7:54 AM

PATRIOT COAL ANNOUNCES CLOSING OF BLUEGRASS MINE COMPLEX

ST. LOUIS, November 1, 2012 – Patriot Coal Corporation (OTC: PCXCQ) today announced the Bluegrass Mine Complex will be closed by the end of 2012. The Bluegrass Complex currently employs approximately 89 people and includes the Patriot Surface Mine, which is expected to produce approximately 1.2 million tons of thermal coal in 2012, and the Grand Eagle Preparation Plant, both located near Henderson, Kentucky. Reclamation work will continue as the site is restored to meet regulatory requirements.

About Patriot Coal

Patriot Coal Corporation is a producer and marketer of coal in the eastern United States, with 12 active mining complexes in Appalachia and the Illinois Basin. Patriot ships to domestic and international electricity generators, industrial users and metallurgical coal customers, and controls approximately 1.9 billion tons of proven and probable coal reserves.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results suggested by these forward-looking statements. Patriot undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to Patriot’s Form 10-K and Form 10-Q reports.

MEDIA CONTACT:	INVESTOR CONTACT:
Michael Freitag/Jonathan Keehner/ Aaron Palash	Janine Orf
Joele Frank, Wilkinson Brimmer Katcher	(314) 275-3680
(212) 355-4449	jorf@patriotcoal.com

# # # # #